UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2004 (February 25, 2004)

O2Diesel Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	000-32217	91-2023525
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

100 Commerce Drive, Suite 301, Newark, Delaware 19713
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(302) 266-6000

N/A
(200 Executive Drive, Newark, Delaware 19702)

Item 5. Other Events

At a meeting of the Board of Directors (the “Board”) of O2Diesel Corporation on February 25, 2004, the Board unanimously voted to increase its size from five to six members, thereby creating a vacancy on the Board. To fill this vacancy, the Board unanimously voted to appoint Rick Roger to serve as a member of the Board until the next annual meeting of stockholders, or until his successor is duly elected and qualified. Mr. Roger accepted this appointment on April 12, 2004.

Mr. Roger is the President and Chief Executive Officer of Performance Transportation Services, Inc., one of the largest automobile transport companies in the United States. With over twenty years experience in the trucking, logistics and petroleum industries, he has held senior management positions in transportation companies with sales from $200 million to $5 billion per annum.

Mr. Roger holds a B.A. degree in Philosophy from the College of Holy Cross in Worcester, Massachusetts. His continued executive development includes programs at Kenan-Flagler School of Business, University of North Carolina and Michigan State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2Diesel Corporation

Date: April 15, 2004	By:	/s/ Alan Rae
Alan R. Rae
President and Chief Executive Officer